UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2023

908 Devices Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39815	45-4524096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

645 Summer Street

Boston, MA   02210

(Address of principal executive offices, including zip code)

(857) 254-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MASS	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 15, 2023, 908 Devices Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). As of April 21, 2023, the record date for the 2023 Annual Meeting, there were 32,103,296 shares of the Company’s common stock outstanding and entitled to vote at the 2023 Annual Meeting. A total of 30,231,027 shares of common stock were present or represented by proxy at the 2023 Annual Meeting, representing 94.17% of the issued and outstanding shares entitled to vote at the meeting, representing a quorum. The proposals voted upon, and the final results of the vote were as follows:

Proposal No. 1: Election of Class III Directors. The results were as follows:

Director	For	Withheld	Broker Non-Votes
Keith L. Crandell	18,477,834	7,742,054	4,011,139
Marcia Eisenberg, Ph.D.	22,322,022	3,897,866	4,011,139
E. Kevin Hrusovsky	19,291,877	6,928,011	4,011,139

Proposal No. 2: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The results were as follows:

For	Against	Abstain
30,205,425	8,279	17,323

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2023	908 Devices Inc.

	By:	/s/ Michael S. Turner
Name: Michael S. Turner
Title: Chief Legal and Administrative Officer